THE GABELLI HEALTHCARE & WELLNESS(Rx) TRUST
Exhibit 2- 77(Q)1(a)

THE GABELLI HEALTHCARE & WELLNESS(Rx) TRUST
THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

      THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST made as of the [___] day of [_________] 2011, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.
      WHEREAS, the Trustees desire to amend and restate the Second Amended Agreement and Declaration of Trust made as of the 26th day of February 2009 in its entirety pursuant to its Section 7.3;
      WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;
      WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;
      WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and
      WHEREAS, the parties hereto intend that the Trust created by its initial Agreement and Declaration of Trust and the Certificate of Trust filed with the Secretary of State of the State of Delaware on February 20, 2007 shall constitute a statutory trust under the Delaware Statutory
Trust Statute and that this Declaration shall constitute the governing instrument of such statutory trust.
      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.
ARTICLE I.

The Trust
      1.1	Name.  This Trust shall be known as the "The
Gabelli Healthcare & Wellness(Rx) Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time
determine.
      1.2	Definitions.  As used in this Declaration, the
following terms shall have the following meanings:
      The terms "Affiliated Person", "Assignment",
"Commission", "Interested Person" and "Principal
Underwriter" shall have the meanings given them in the Investment Company Act of 1940, as amended.
      "By-Laws" shall mean the By-Laws of the Trust as amended from time to time by the Trustees.
      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
      "Commission" shall mean the Securities and Exchange
Commission.
      "Declaration" shall mean this Third Amended and Restated Agreement and Declaration of Trust, as amended or amended and restated from time to time, including by way of any classifying or reclassifying Shares of any class or any series of any such class or determining any designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions thereof.
      "Delaware Statutory Trust Statute" shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. ss.3 801, et. seq., as such Act may be amended from time to time.
      "Person" shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
      "Prospectus" shall mean the currently effective Prospectus of the Trust, if any, under the Securities Act of 1933, as amended.
      "Shareholders" shall mean as of any particular time the holders of record of outstanding Shares of the Trust at such time.
      "Shares" shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all or series thereof as the context may require.
      "Trust" shall mean the Trust established by this Declaration, as amended from time to time, inclusive of each such amendment.
      "Trustees" shall mean the signatory to this Declaration, so long as he shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.
      "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.
      The "1933 Act" refers to the Securities Act of 1933 and the rules and regulations promulgated thereunder and applicable exemptions therefrom covering the Trust and its affiliated persons, as amended from time to time.
      The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.
ARTICLE II.

Trustees
      2.1	Number and Qualification.  Prior to a public
offering of Shares, there may be a sole Trustee and
thereafter the number of Trustees shall be such number, not
less than three, as shall be set forth in a written
instrument signed or adopted by a majority of the Trustees
then in office.  No reduction in the number of Trustees
shall have the effect of removing any Trustee from office
prior to the expiration of his term.  An individual
nominated as a Trustee shall be at least 21 years of age
and not older than such age as shall be set forth in a
written instrument signed or adopted by not less than two-
thirds of the Trustees then in office, shall not be under
legal disability and shall meet any additional
qualifications as may be provided for in the By-Laws.
Trustees need not own Shares and may succeed themselves in
office.
      2.2	Term and Election.  The Board of Trustees shall
be divided into three classes.  Within the limits specified
in Section 2.1, the number of the Trustees in each class
shall be determined by resolution of the Board of Trustees.
The initial term of office of the first class shall expire
on the date of the first annual meeting of Shareholders or special meeting in lieu thereof. The initial term of office of the second class shall expire on the date of the second
annual meeting of Shareholders or special meeting in lieu thereof. The initial term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof. Upon expiration of the initial term of office of each class as
set forth above and the expiration of each subsequent term
of office of such class, the term of Trustees of such class
shall be three years and until his or her successor shall
have been elected and shall have qualified or until his or
her earlier resignation, removal, incompetence,
incapacitation or death.
      2.3	Resignation and Removal.  Any Trustee may resign
his Trust (without need for prior or subsequent accounting)
by an instrument in writing signed by him and delivered or
mailed to the Chairman, if any, the President or the
Secretary and such resignation shall be effective upon such delivery, or at a later date provided in such instrument.
Any Trustee may be removed (provided the aggregate number
of Trustees after such removal shall not be less than the
number required by Section 2.1 hereof) for cause at any
time by written instrument, signed by a majority of the
remaining Trustees, specifying the date when such removal
shall become effective. Any Trustee may be removed
(provided the aggregate number of Trustees after such
removal shall not be less than the minimum number required
by Section 2.1 hereof) without cause at any time by a
written instrument, signed or adopted by two-thirds of the remaining Trustees or by vote of Shares having not less than two-thirds of the aggregate number of Shares entitled
to vote in the election of such Trustee, specifying the
date when such removal shall become effective. Upon the resignation or removal of a Trustee, or such persons otherwise ceasing to be a Trustee, such persons shall
execute and deliver such documents as the remaining
Trustees shall require for the purpose of conveying to the
Trust or the remaining Trustees any Trust Property held in
the name of the resigning or removed Trustee. Upon the
incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall
require as provided in the preceding sentence.
      2.4	Vacancies.  The term of office of a Trustee shall
terminate and a vacancy shall occur in the event of the
removal, resignation, incompetence or other incapacity to
perform the duties of the office, or death, of a Trustee. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing
an individual having the qualifications described in this
Article by a written instrument signed or adopted by a
majority of the Trustees then in office or by election by
the Shareholders, or may leave such vacancy unfilled or may reduce the number of Trustees (provided the aggregate number of Trustees after such reduction shall not be less
than the minimum number required by Section 2.1 hereof).
Any vacancy created by an increase in Trustees may be
filled by the appointment of an individual having the qualifications described in this Article by a majority of the Trustees then in office or by election by the
Shareholders. No vacancy shall operate to annul this
Declaration or to revoke any existing agency created
pursuant to the terms of this Declaration. Whenever a
vacancy in the number of Trustees shall occur, until such
vacancy is filled as provided herein, the Trustees in
office, regardless of their number, shall have all the
powers granted to the Trustees and shall discharge all the
duties imposed upon the Trustees by this Declaration.
      2.5	Meetings.  Meetings of the Trustees shall be held
from time to time upon the call of the Chairman, if any,
the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution
of the Trustees. Notice of any other meeting shall be
mailed or, to the extent permitted by applicable law,
transmitted by electronic mail or other form of legally permissible electronic transmission not less than 48 hours before the meeting or otherwise actually delivered orally
or in writing not less than 24 hours before the meeting,
but may be waived in writing by any Trustee either before
or after such meeting. The attendance of a Trustee at a
meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on
the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be one-third of the Trustees then in office. Unless provided otherwise
in this Declaration of Trust, any action of the Trustees
may be taken at a meeting by vote of a majority of the
Trustees present (a quorum being present) or without a
meeting by written consent of a majority of the Trustees or
such other proportion as shall be specified herein for
action at a meeting at which all Trustees then in office
are present.
      Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a
majority of the members thereof. Unless provided otherwise
in this Declaration, any action of any such committee may
be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members or such other proportion as shall be specified herein for action at a meeting at which all committee members are present.
      With respect to actions of the Trustees and any
committee of the Trustees, Trustees who are Interested
Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.
      All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications
equipment by means of which all persons participating in
the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by the 1940 Act.
      The Trustees may elect a Chairman of the Board of
Trustees, who shall not, in his or her capacity as such, be
an officer of the Trust and who shall serve at the pleasure
of the Trustees.
      2.6	Officers.  The Trustees shall elect a President,
a Secretary and a Treasurer who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such other titles and powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.
ARTICLE III.

Powers and Duties of Trustees
      3.1	General.  The Trustees shall owe to the Trust and
its Shareholders the same fiduciary duties as owed by
directors of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the
sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have
power to engage in any activity not prohibited by Delaware
law. The enumeration of any specific power herein shall not
be construed as limiting the aforesaid power. The Trustees
may perform such acts as in their sole discretion are
proper for conducting the business of the Trust. The powers
of the Trustees may be exercised without order of or resort
to any court. No Trustee shall be obligated to give any
bond or other security for the performance of any of his
duties or powers hereunder.
      3.2	Investments.  The Trustees shall have power to:
      (a)	manage, conduct, operate and carry on the
business of an investment company;
      (b)	subscribe for, invest in, reinvest in, purchase
or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible,
including but not limited to securities of any type
whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and
to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including,
without limitation, the right to consent and otherwise act
with respect thereto, with power to designate one or more
Persons to exercise any of said rights, powers and
privileges in respect of any of said investments. The
Trustees shall not be limited by any law limiting the
investments which may be made by fiduciaries.
      3.3	Legal Title.  Legal title to all the Trust
Property shall be vested in the Trustees as joint tenants
except that the Trustees shall have power to cause legal
title to any Trust Property to be held by or in the name of
one or more of the Trustees, or in the name of the Trust,
or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is
appropriately protected.
      The right, title and interest of the Trustees in the
Trust Property shall vest automatically in each person who
may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a
Trustee for any reason, such person shall automatically
cease to have any right, title or interest in any of the
Trust Property, and the right, title and interest of such
Trustee in the Trust Property shall vest automatically in
the remaining Trustees. Such vesting and cessation shall be effective whether or not conveyancing documents have been executed and delivered.
      3.4	Issuance and Repurchase of Shares.  Subject to
the provisions of this Declaration and applicable law, the Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue,
dispose of, transfer, and otherwise deal in, Shares,
including Shares in fractional denominations, and to apply
to any such repurchase, redemption, retirement,
cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter not prohibited by the laws of the State of Delaware governing statutory trusts.
      3.5	Borrow Money or Utilize Leverage.  The Trustees
shall have the power to borrow money or otherwise obtain
credit or utilize leverage in connection with the
activities of the Trust to the maximum extent permitted by
law, including by regulation or order, and to secure the
same by mortgaging, pledging or otherwise subjecting as
security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.
      3.6	Collection and Payment.  The Trustees shall have
power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the
Trust, the Trustees or any officer, employee or agent of
the Trust; to prosecute, defend, compromise or abandon any
claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and
to enter into releases, agreements and other instruments.
Except to the extent required for a Delaware business corporation, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or
claim should or should not be brought or maintained
derivatively or as a class action on behalf of the Trust or
the Shareholders.
      3.7	Expenses.  The Trustees shall have power to incur
and pay out of the assets or income of the Trust any
expenses which in the opinion of the Trustees are necessary
or appropriate to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to
themselves as Trustees. The Trustees shall fix the
compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith
may deem reasonable and reimbursement for expenses
reasonably incurred by themselves on behalf of the Trust.
      3.8	By-Laws.  The Trustees may adopt and from time to
time amend or repeal By- Laws for the conduct of the
business of the Trust. Such By-Laws shall be binding on the
Trust and the Shareholders unless inconsistent with the provisions of this Declaration. The Shareholders shall not have authority to adopt, amend or repeal By-Laws.
      3.9	Miscellaneous Powers.  The Trustees shall have
the power to: (a) employ or contract with such Persons as
the Trustees may deem desirable for the transaction of the business of the Trust, including investment advisors, administrators, custodians, transfer agents, shareholder services providers, accountants, counsel, brokers, dealers
and others, and to delegate or grant to such persons all
such power and authority as the Trustees may determine; (b)
enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the
Shareholders, Trustees, officers, employees, agents,
investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason
of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify
such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers,
employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar
purposes; (f) to the extent permitted by applicable law, indemnify any Person with whom the Trust has dealings, including without limitation any investment adviser, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal
year of the Trust and the method in which its accounts
shall be kept; and (i) adopt a seal for the Trust but the
absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.
      3.10	Delegation; Committees.  The Trustees shall have
the power, consistent with their continuing exclusive
authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the
doing of such things and the execution of such instruments
either in the name of the Trust or the names of the
Trustees or otherwise as the Trustees may deem expedient.
The Trustees may designate one or more committees each of
which shall have all or such lesser portion of the power
and authority of the entire Board of Trustees as the
Trustees shall determine from time to time, except to the
extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.
      3.11	Further Powers.  The Trustees shall have the
power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.
ARTICLE IV.

Limitations of Liability and Indemnification
      4.1	No Personal Liability of Shareholders, Trustees,
etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations
or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit
incorporated under the general corporation law of the State
of Delaware. No Trustee or officer of the Trust shall be
subject in such capacity to any personal liability
whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only liability to the Trust or
its Shareholders arising from bad faith, willful
misfeasance, gross negligence or reckless disregard for his
duty to such Person; and, subject to the foregoing
exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any
Shareholder, Trustee or officer, as such, of the Trust, is
made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability.
      4.2	Mandatory Indemnification.  (a) The Trust shall
indemnify the Trustees and officers of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of
any action, suit or other proceeding, whether civil or
criminal, before any court or administrative or
investigative body in which he may be or may have been
involved as a party or otherwise (other than, except as authorized by the Trustees, as the plaintiff or complainant) or with which he may be or may have been
threatened, while acting in any capacity set forth above in
this Section 4.2 by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief
that his action was in the best interest of the Trust or,
in the case of any criminal proceeding, as to which he
shall have had reasonable cause to believe that the conduct
was unlawful, provided, however, that no indemnitee shall
be indemnified hereunder against any liability to any
person or any expense of such indemnitee arising by reason
of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence (negligence in the case of Affiliated
Indemnitees), or (iv) reckless disregard of the duties
involved in the conduct of his position (the conduct
referred to in such clauses (i) through (iv) being
sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any
indemnitee as plaintiff, indemnification shall be mandatory
only if the prosecution of such action, suit or other
proceeding by such indemnitee was authorized by a majority
of the Trustees.
      (a)	Notwithstanding the foregoing, no indemnification
shall be made hereunder unless there has been a
determination (1) by a final decision on the merits by a
court or other body of competent jurisdiction before whom
the issue of entitlement to indemnification hereunder was
brought that such indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i)
a majority vote of a quorum of those Trustees who are
neither Interested Persons of the Trust nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or
(ii) if such quorum is not obtainable or even if
obtainable, if such majority so directs, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized
and made in accordance with the immediately succeeding
paragraph (c) below.
      (b)	The Trust shall make advance payments in
connection with the expenses of defending any action with
respect to which indemnification might be sought hereunder
if the Trust receives a written affirmation by the
indemnitee of the indemnitee 's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust
unless it is subsequently determined that he is entitled to
such indemnification and if a majority of the Trustees
determine that the applicable standards of conduct
necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the indemnitee shall provide adequate security for
his undertaking, (2) the Trust shall be insured against
losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party
Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee
ultimately will be found entitled to indemnification.
      (c)	The rights accruing to any indemnitee under these
provisions shall not exclude any other right to which he
may be lawfully entitled.
      (d)	Notwithstanding the foregoing, subject to any
limitations provided by the 1940 Act and this Declaration,
the Trust shall have the power and authority to indemnify
Persons providing services to the Trust to the full extent provided by law as if the Trust were a corporation organized under the Delaware General Corporation Law
provided that such indemnification has been approved by a majority of the Trustees.
      4.3	No Duty of Investigation; Notice in Trust
Instruments, etc.  No purchaser, lender, transfer agent or
other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction
purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order
of the Trustees or of said officer, employee or agent.
Every obligation, contract, undertaking, instrument,
certificate, Share, other security of the Trust, and every
other act or thing whatsoever executed in connection with
the Trust shall be conclusively taken to have been executed
or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees
may maintain insurance for the protection of the Trust
Property, its Shareholders, Trustees, officers, employees
and agents in such amount as the Trustees shall deem
adequate to cover possible liability, and such other
insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.
      4.4	Reliance on Experts, etc.  Each Trustee and
officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other person may also be a Trustee.
ARTICLE V.

Shares of Beneficial Interest
      5.1	Beneficial Interest.  The interest of the
beneficiaries hereunder shall be divided into an unlimited
number of shares of beneficial interest, par value $.001
per share. All Shares issued in accordance with the terms
hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the
consideration determined by the Trustees (if any) therefor
shall have been received by the Trust.
      5.2	Classes and Series.  The Trustees shall have the
authority, without the approval of the holders of any
Shares of the Trust, to classify and reclassify issued and unissued Shares into one or more classes and one or more series of any or all of such classes, each of which classes
and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the Trustees shall determine from time to time with respect to each such class or series; provided, however, that no reclassification of any issued and outstanding Shares and no modifications of any of the designations, powers,
preferences, voting, conversion or other rights,
limitations, qualifications and terms and conditions of any issued and outstanding Shares may be made by the Trustees without the affirmative vote of the holders of Shares
specified in Section 7.3(a) to the extent required thereby.
The initial class of Shares of the Trust shall be
designated as "Common Shares", subject to redesignation as aforesaid. To the extent expressly determined by the
Trustees as aforesaid, all consideration received by the
Trust for the issue or sale of Shares of a class, together
with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any Trusts or payments derived from any reinvestment of such proceeds in whatever form the
same may be, shall irrevocably belong to such class subject
only to the rights of the creditors, and all liabilities allocable to such class shall be charged thereto.
      5.3	Issuance of Shares.  The Trustees, in their
discretion, may from time to time without vote of the Shareholders issue Shares of any class or any series of any such class to such party or parties and for such amount and
type of consideration, including cash or property, at such
time or times, and on such terms as the Trustees may
determine, and may in such manner acquire other assets
(including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or
combine the Shares of any class or any series of any such
class into a greater or lesser number without thereby
changing the proportionate beneficial interest in such
Shares. Issuances and repurchases of Shares may be made in
whole Shares and/or l/l,000ths of a Share or multiples
thereof as the Trustees may determine.
      5.4	Rights of Shareholders.  The Shares shall be
personal property giving only the rights in this
Declaration specifically set forth. The ownership of the
Trust Property of every description and the right to
conduct any business are vested exclusively in the
Trustees, and the Shareholders shall have no interest
therein other than the beneficial interest conferred by
their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust suffer an assessment of
any kind by virtue of their ownership of Shares. The Shares
shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 5.4, in Section 7.4 or as
specified by the Trustees in the designation or
redesignation of any class or series thereof of the
Shares).
      5.5	Trust Only.  It is the intention of the Trustees
to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a
general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Trust. Nothing in this
Declaration shall be construed to make the Shareholders,
either by themselves or with the Trustees, partners or
members of a joint stock association.
      5.6	Register of Shares.  A register shall be kept at
the Trust or any transfer agent duly appointed by the
Trustees under the direction of the Trustees which shall
contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be
established and maintained for each class and each series
of each class. Each such register shall be conclusive as to
who are the holders of the Shares of the applicable class
and series and who shall be entitled to receive dividends
or distributions or otherwise to exercise or enjoy the
rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has
given his address to a transfer agent or such other officer
or agent of the Trustees as shall keep the register for
entry thereon. It is not contemplated that certificates
will be issued for the Shares; however, the Trustees, in
their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.
      5.7	Transfer Agent and Registrar.  The Trustees shall
have power to employ a transfer agent or transfer agents,
and a registrar or registrars, with respect to the Shares.
The transfer agent or transfer agents may keep the
applicable register and record therein, the original issues
and transfers, if any, of the said Shares. Any such
transfer agent and registrar shall perform the duties
usually performed by transfer agents and registrars of
stock in a corporation, as modified by the Trustees.
      5.8	Transfer of Shares.  Shares shall be transferable
on the records of the Trust only by the record holder
thereof or by its agent thereto duly authorized in writing,
upon delivery to the Trustees or a transfer agent of the
Trust of a duly executed instrument of transfer, together
with such evidence of the genuineness of each such
execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust.
Until such record is made, the Shareholder of record shall
be deemed to be the holder of such Shares for all purposes
hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
      Any person becoming entitled to any Shares in
consequence of the death, bankruptcy, or incompetence of
any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence
thereof to the Trustees or a transfer agent of the Trust,
but until such record is made, the Shareholder of record
shall be deemed to be the holder of such for all purposes
hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or
incompetence, or other operation of law.
      5.9	Notices.  Any and all notices to which any
Shareholder hereunder may be entitled and any and all communications to any Shareholder shall be deemed duly given or made if transmitted by electronic mail or other
form of legally permissible electronic transmission, or if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the
applicable register of the Trust and may be sent together
with any such notice or other communication to another Shareholder at the same address. To the extent consistent with applicable law, including any regulation or order, or consented to by any Shareholder, any such notice or other communication may be given or made in any other manner.
Notice directed to a Shareholder by electronic mail or
other form of legally permissible electronic transmission
shall be transmitted to any address at which the
Shareholder receives electronic mail or other electronic
transmissions.
      5.10	Net Asset Value.  The value of the assets of the
Trust, the amount of liabilities of the Trust and the net
asset value of each outstanding Common Share of the Trust
shall be determined at such time or times on such days as
the Trustees may determine, in accordance with the 1940
Act. The method of determination of net asset value shall
be determined by the Trustees. The power and duty to make
net asset value determinations and calculations may be
delegated by the Trustees.
      5.11	Distributions to Shareholders.
      (a)	The Trustees shall from time to time distribute
among the Shares (or one or more classes or series thereof)
such portion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in the instrument setting forth the terms of such Shares or such class or series of Shares, which need not be ratable with
respect to distributions in respect of Shares of any other
class or series thereof of the Trust. Such distributions
may be made in cash or property (including without
limitation any type of obligations of the Trust or any
assets thereof) or any combination thereof.
      (b)	Distributions may be made to the Shareholders of
record entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Trust prior to the date of payment.
      (c)	The Trustees may always retain from any source
such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Trust.
ARTICLE VI.

Shareholders
      6.1	Meetings of Shareholders.  The Trust may, but
shall not be required to, hold annual meetings of the
holders of any class or series of Shares. An annual or
special meeting of Shareholders may be called at any time
only by the Trustees; provided, however, that if May 31 of
any year shall have passed and the Trustees shall not have
called an annual meeting of Shareholders for such year, the Trustees shall call a meeting for the purpose of voting on the removal of one or more Trustees or the termination of
any investment advisory agreement or independent
accountants, upon written request of holders of Shares of
the Trust having in the aggregate not less than a majority
of the votes of the outstanding Shares of the Trust
entitled to vote on the matter or matters in question, such request specifying the purpose or purposes for which such meeting is to be called. Any meeting of Shareholders shall
be held within or without the State of Delaware on such day
and at such time as the Trustees shall designate.
      6.2	Voting.  Shareholders shall have no power to vote
on any matter (including matters as to which the Delaware Statutory Trust Statute specifies a voting requirement in the absence of a provision in the Declaration, it being the intention of this Declaration that Shareholders shall have no power to vote on any such matter except as described
herein) except matters on which a vote of Shares is
required by or pursuant to the 1940 Act, this Declaration,
the By-Laws or resolution of the Trustees. Any matter
required to be submitted for approval of any of the Shares
and affecting one or more classes or series shall require approval by the required vote of Shares of the affected class or classes and series voting together as a single
class and, if such matter affects one or more classes or
series thereof differently from one or more other classes
or series thereof or from one or more series of the same
class, approval by the required vote of Shares of such
other class or classes or series or series voting as a
separate class shall be required in order to be approved
with respect to such other class or classes or series or
series; provided, however, that except to the extent
required by the 1940 Act, there shall be no separate class
votes on the election or removal of Trustees or the
selection of auditors for the Trust. Shareholders of a
particular class or series thereof shall not be entitled to
vote on any matter that affects the rights or interests of
only one or more other classes or series of such other
class or classes or only one or more other series of the
same class. There shall be no cumulative voting in the
election or removal of Trustees.
      6.3	Record Date.  For the purposes of determining the
Shareholders who are entitled to notice of and to vote at
any meeting the Trustees may, without closing the transfer
books, fix a date not more than 100 days prior to the date
of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Notice directed to a
Shareholder by electronic mail or other form of legally permissible electronic transmission shall be transmitted to any address at which the Shareholder receives electronic
mail or other electronic transmissions.
      6.4	Quorum and Required Vote.
      (a)	The holders of one-third of the outstanding
Shares of the Trust on the record date present in person or
by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of all Shareholders of the Trust is being taken. The
holders of one-third of the outstanding Shares of a class
or classes on the record date present in person or by proxy
shall constitute a quorum at any meeting of the
Shareholders of such class or classes for purposes of
conducting business on which a vote of Shareholders of such
class or classes is being taken. The holders of one-third
of the outstanding Shares of a series or series on the
record date present in person or by proxy shall constitute
a quorum at any meeting of the Shareholders of such series
or series for purposes of conducting business on which a
vote of Shareholders of such series or series is being
taken. Shares underlying a proxy as to which a broker or
other intermediary states its absence of authority to vote
with respect to one or more matters shall be treated as
present for purposes of establishing a quorum for taking
action on any such matter only to the extent so determined
by the Trustees at or prior to the meeting of Shareholders
at which such matter is to be considered.
      (b)	Subject to any provision of the 1940 Act or this
Declaration specifying or requiring a greater or lesser
vote requirement for the transaction of any matter of
business at any meeting of Shareholders or, in the absence
of any such provision of the 1940 Act or this Declaration, subject to any provision of the By-Laws or resolution of the Trustees specifying or requiring a greater or lesser
vote requirement, (i) the affirmative vote of a plurality
(or, if provided by the By-Laws, a majority) of the Shares present in person or represented by proxy and entitled to vote for the election of any Trustee or Trustees shall be
the act of such Shareholders with respect to the election
of such Trustee or Trustees, (ii) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on any other matter shall be the
act of the Shareholders with respect to such matter, and
(iii) where a separate vote of one or more classes or
series is required on any matter, the affirmative vote of a majority of the Shares of such class or classes or series or series present in person or represented by proxy and
entitled to vote on such matter shall be the act of the Shareholders of such class or classes or series or series with respect to such matter. Except to the extent otherwise required by the 1940 Act, a majority of the Shares of any series or class shall mean the lesser of a majority of the outstanding Shares of such class or series and at least 67%
of a quorum of at least 50% of the Shares held of record on
the relevant record date present in person or by proxy.
      6.5	Proxies, etc.  At any meeting of Shareholders,
any holder of Shares entitled to vote thereat may vote by
proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the
Secretary, or with such other officer or agent of the Trust
as the Secretary may direct, for verification prior to the
time at which such vote shall be taken. Pursuant to a
resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only
Shareholders of record shall be entitled to vote. Each full
Share shall be entitled to one vote and each fractional
Share shall be entitled to a vote equal to its fraction of
a full Share. When any Share is held jointly by several
persons, any one of them may vote at any meeting in person
or by proxy in respect of such Share, but if more than one
of them shall be present at such meeting in person or by
proxy, and such joint owners or their proxies so present
disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be given by or on behalf of a Shareholder of record on the
record date for a meeting shall be deemed valid unless
challenged at or prior to its exercise, and the burden of
proving invalidity shall rest on the challenger. If the
holder of any such Share is a minor or a person of unsound
mind, and subject to guardianship or to the legal control
of any other person as regards the charge or management of
such Share, he may vote by his guardian or such other
person appointed or having such control, and such vote may
be given in person or by proxy. The Trustees shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile,
telephonic, Internet and other methods of appointing a
proxy that are subject to such supervision by or under the direction of the Trustees as the Trustees shall determine.
      6.6	Reports.  The Trustees shall cause to be prepared
and sent to Shareholders at least annually and more
frequently to the extent and in the form required by law or
any exchange on which Shares are listed a report of
operations containing financial statements of the Trust
prepared in conformity with generally accepted accounting principles and applicable law.
      6.7	Inspection of Records.  The records of the Trust
shall be open to inspection by Persons who have been
holders of record of at least $25,000 (or such higher
amount as may be authorized by law) in net asset value or liquidation preference of Shares for a continuous period of not less than six months to the same extent and for the
same purposes as is permitted under the Delaware General
Business Corporation Law to shareholders of a Delaware
business corporation.
      6.8	Shareholder Action by Written Consent.  Any
action which may be taken by Shareholders by vote may be taken without a meeting if the holders of all of the Shares entitled to vote thereon consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
ARTICLE VII.

Duration: Termination of Trust; Amendment; Mergers, Etc.
      7.1	Duration.  Subject to termination in accordance
with the provisions of Section 7.2 hereof, the Trust
created hereby shall have perpetual existence.
      7.2	Termination.
      (a)	The Trust may be dissolved, after two thirds of
the Trustees then in office have approved a resolution
therefor, upon approval by Shares having at least 75% of
the votes of all of the Shares outstanding on the record
date for such meeting, voting as a single class except to
the extent required by the 1940 Act. Upon the dissolution
of the Trust:
            (i)	The Trust shall carry on no business except
for the purpose of winding up its affairs.
            (ii)	The Trustees shall proceed to wind up the
affairs of the Trust and all of the powers of the Trustees
under this Declaration shall continue until the affairs of
the Trust shall have been wound up, including the power to
fulfill or discharge the contracts of the Trust, collect
its assets, sell, convey, assign, exchange, merger where
the Trust is not the survivor, transfer or otherwise
dispose of all or any part of the remaining Trust Property
to one or more Persons at public or private sale for
consideration which may consist in whole or in part in
cash, securities or other property of any kind, discharge
or pay its liabilities, and do all other acts appropriate
to liquidate its business; provided that any sale,
conveyance, assignment, exchange, merger in which the Trust
is not the survivor, transfer or other disposition of all
or substantially all the Trust Property of the Trust shall
require approval of the principal terms of the transaction
and the nature and amount of the consideration with the
same vote as required for dissolution pursuant to paragraph
(a) above.
            (iii)	After paying or adequately providing for the
payment of all liabilities, and upon receipt of such
releases, indemnities and refunding agreements, as they
deem necessary for their protection, the Trustees may
distribute the remaining Trust Property, in cash or in kind
or partly each, among the Shareholders according to their
respective rights.
      (b)	After the winding up and termination of the Trust
and distribution to the Shareholders as herein provided, a
majority of the Trustees shall execute and lodge among the
records of the Trust an instrument in writing setting forth
the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the
Trustees shall thereupon be discharged from all further
liabilities and duties hereunder, and the rights and
interests of all Shareholders shall thereupon cease.
      7.3	Amendment Procedure.
      (a)	Except as required by applicable law or this
Declaration, the Trustees may amend this Declaration
without any vote of Shareholders, including to change the
name of the Trust or any class or series, to make any
change that does not adversely affect the relative rights
or preferences of any class or series of Shares or to
conform this Declaration to the requirements of the 1940
Act or any other applicable law, but the Trustees shall not
be liable for failing to do so. If a vote of Shareholders
is required by applicable law or this Declaration, or if
the Trustees determine to submit an amendment to a vote of Shareholders, then, other than with respect to amendments of Sections 2.2, 2.3, 3.8, 6.1, 6.2, 6.4, 6.8, 7.1, 7.2,
7.3, 7.4, 7.5 and 7.6, this Declaration may be amended,
after a majority of the Trustees then in office have
approved a resolution therefor, by the affirmative vote set
forth in Section 6.4(b)(ii). Sections 2.2, 2.3, 3.8, 6.1,
6.2, 6.4, 6.8, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 may only be
amended, after a majority of the Trustees then in office
have approved a resolution therefor, by the affirmative
vote of the holders of not less than 75% of the affected
Shares outstanding on the record date.
      (b)	Nothing contained in this Declaration shall
permit the amendment of this Declaration to impair the
exemption from personal liability of the Shareholders,
Trustees, officers, employees and agents of the Trust or to
permit assessments upon Shareholders.
      (c)	An amendment duly adopted by the requisite vote
of the Board of Trustees and, if required, Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the
Board of Trustees or Shareholders, as the case may be. A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by
the Trustees and, if required, Shareholders as aforesaid,
or a copy of the Declaration, as amended, and executed by a
majority of the Trustees, shall be conclusive evidence of
such amendment when lodged among the records of the Trust
or at such other time designated by the Trustees.
      Notwithstanding any other provision hereof, until such
time as Shares are issued and outstanding, this Declaration
may be terminated or amended in any respect by the
affirmative vote of a majority of the Trustees or by an
instrument signed by a majority of the Trustees then in
office.
      7.4	Merger, Consolidation and Sale of Assets.
Subject to Section 7.6, the Trust may merge or consolidate
with any other corporation, association, Trust or other
organization or may sell, lease or exchange all or
substantially all of the Trust Property or the property,
including its good will or may convert into another form of organization, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the
Trustees then in office and thereafter approved by the
affirmative vote of the holders of not less than 75% (a
majority (as defined in Section 6.4(b)) in the event the
provisions of the governing instruments of the entity
resulting from such transaction or, in the case of a sale
or exchange of assets, the acquiring entity contain
substantially the same provisions as Sections 2.2, 2.3,
3.8, 6.1, 6.2, 6.4, 6.8, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of
this Declaration) of the affected Shares outstanding on the
record date for the meeting of Shareholders to approve such transaction, and any such merger, consolidation, sale, lease, exchange or conversion shall be determined for all
purposes to have been accomplished under and pursuant to
the statutes of the State of Delaware.
      7.5	Redemption; Conversion.  No holder of Shares of
any class or series, other than in accordance with the
provisions of Section 23(c) (excluding Rule 23c-3
thereunder) of the 1940 Act and other than to the extent
expressly determined by the Trustees with respect to Shares qualifying as preferred stock pursuant to Section 18(a) of the 1940 Act, shall have any right to require the Trust or
any person controlled by the Trust to purchase any of such
holder's Shares.  The Trust may be converted at any time
from a "closed-end investment company" to an "open- end
investment company" as those terms are defined by the 1940
Act or a company obligated to repurchase shares under Rule
23c-3 of the 1940 Act (an "interval company"), upon the
approval of such a proposal, together with the necessary
amendments to this Declaration to permit such a conversion,
by two-thirds of the Trustees then in office, by the
holders of not less than 75% of the Trust's outstanding
Shares entitled to vote thereon and by such vote or votes
of the holders of any class or classes or series of Shares
as may be required by the 1940 Act. From time to time, the
Trustees may consider recommending to the Shareholders a
proposal to convert the Trust from a "closed-end company"
to an "open-end company" or "interval company." Upon the recommendation and subsequent adoption of such a proposal and the necessary amendments to this Declaration to permit
such a conversion by the requisite proportion of the
Trust's outstanding Shares entitled to vote, the Trust
shall, upon complying with any requirements of the 1940 Act
and state law, become an "open-end investment company".
      7.6	Certain Transactions.  (a) Subject to the
exceptions provided in paragraph (d) of this Section, the
types of transactions described in paragraph (c) of this
Section shall, following the completion of the initial
public offering of the common Shares, require the
affirmative vote or consent of the holders of 80% of the
Shares of each class outstanding and entitled to vote,
voting as a separate class, when a Principal Shareholder
(as defined in paragraph (b) of this Section) is a party to
the transaction. Such affirmative vote or consent shall be
in addition to the vote or consent of the holders of Shares otherwise required by or pursuant to the 1940 Act, this
Declaration, the Bylaws or resolution of the Board of
Trustees.
      (b)	The term "Principal Shareholder" shall mean any
Person which is the beneficial owner, directly or
indirectly, of five percent (5%) or more of the outstanding
Shares and shall include any affiliate or associate, as
such terms are defined in clause (ii) below, of such
Person. For the purposes of this Section, in addition to
the Shares which a Person beneficially owns directly, (a)
any Person shall be deemed to be the beneficial owner of
any Shares (i) which it has the right to acquire pursuant
to any agreement or upon exercise of conversion rights or
warrants, or otherwise (but excluding share options granted
by the Trust) or (ii) which are beneficially owned,
directly or indirectly (including Shares deemed owned
through application of clause (i) above), by any other
Person with which its "affiliate" or "associate" (as
defined below) has any agreement, arrangement or
understanding for the purpose of acquiring, holding, voting
or disposing of Shares, or which is its "affiliate" or
"associate" as those terms are defined in Rule 1 2b-2 of
the General Rules and Regulations under the Securities
Exchange Act of 1934 as in effect on the date of initial
adoption of this Declaration, and (b) the outstanding
Shares shall include Shares deemed owned through
application of clauses (i) and (ii) above but shall not
include any other Shares which may be issuable pursuant to
any agreement, or upon exercise of conversion rights or
warrants, or otherwise.
      (c)	This Section shall apply to the following
transactions:
            (i)	The merger or consolidation of the Trust or
any subsidiary of the Trust with or into any Principal
Shareholder.
            (ii)	The issuance of any securities of the Trust
to any Principal Shareholder for cash (other than pursuant
to any automatic dividend reinvestment plan or pursuant to
any offering in which such Principal Shareholder acquires
securities that represent no greater a percentage of any
class or series of securities being offered than the
percentage of the same class or series of securities
beneficially owned by such Principal Shareholder
immediately prior to such offering or, in the case of a
class or series not then owned beneficially by such
Principal Shareholder, the percentage of Common Shares
beneficially owned by such Principal Shareholder
immediately prior to such offering).
            (iii)	The sale, lease or exchange of all or
any substantial part of the assets of the Trust to any
Principal Shareholder (except assets having an aggregate
fair market value of less than $5,000,000, aggregating for
the purpose of such computation all assets sold, leased or
exchanged in any series of similar transactions within a
twelve-month period).
            (iv)	The sale, lease or exchange to the Trust or
any subsidiary thereof, in exchange for securities of the
Trust of any assets of any Principal Shareholder (except
assets having an aggregate fair market value of less than $5,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any
series of similar transactions within a twelve-month
period).
            (v)	The purchase by the Trust or any Person
controlled by the Trust of any Common Shares of the Trust
from such Principal Shareholder or any person to whom such
Principal Shareholder shall have knowingly transferred such
Common Shares other than pursuant to a tender offer
available to all Shareholders of the same class or series
in which such Principal Shareholder or transferee tenders
no greater percentage of the Shares of such class or series
than are tendered by all other Shareholders of such class
or series in the aggregate.
      (d)	The provisions of this Section shall not be
applicable to (i) any of the transactions described in
paragraph (c) of this Section if two-thirds of the Board of
Trustees then in office shall by resolution have approved a memorandum of understanding or agreement with such
Principal Shareholder with respect to and substantially
consistent with such transaction prior to the time such
Person shall have become a Principal Shareholder, or (ii)
any such transaction with any corporation of which a
majority of the outstanding shares of all classes of a
stock normally entitled to vote in elections of directors
is owned of record or beneficially by the Trust and its
subsidiaries and of which such Person is not a Principal
Shareholder.
      (e)	The Board of Trustees shall have the power and
duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a Person beneficially owns five percent (5%) or more of the outstanding Shares, (ii) a Person is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $5,000,000, and (iv) the memorandum of understanding or agreement referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.
ARTICLE VIII.

Miscellaneous
      8.1	Filing.  This Declaration and any amendment
(including any supplement) hereto shall be filed in such
places as may be required or as the Trustees deem
appropriate. Each amendment shall be accompanied by a
certificate signed and acknowledged by a Trustee stating
that such action was duly taken in a manner provided
herein, and shall, upon insertion in the Trust's minute
book, be conclusive evidence of all amendments contained
therein. A restated Declaration, containing the original Declaration as amended by all amendments theretofore made, may be executed from time to time by a majority of the
Trustees and shall, upon insertion in the Trust's minute
book, be conclusive evidence of all amendments contained
therein and may thereafter be referred to in lieu of the
original Declaration and the various amendments thereto.
      8.2	Resident Agent.  The Trust shall maintain a
resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange
Street, Wilmington, Delaware 19801. The Trustees may
designate a successor resident agent, provided, however,
that such appointment shall not become effective until
written notice thereof is delivered to the office of the
Secretary of the State.
      8.3	Governing Law.  This Declaration is executed by a
majority of the Trustees and delivered in the State of
Delaware and with reference to the laws thereof, and the
rights of all parties and the validity and construction of
every provision hereof shall be subject to and construed according to the laws of said State and reference shall be specifically made to the business corporation law of the
State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting
the powers otherwise granted to the Trustees hereunder and
any ambiguity shall be viewed in favor of such powers.
      8.4	Counterparts.  This Declaration may be
simultaneously executed in several counterparts, each of
which shall be deemed to be an original, and such
counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
      8.5	Reliance by Third Parties.  Any certificate
executed by an individual who, according to the records of
the Trust, or of any recording office in which this
Declaration may be recorded, appears to be a Trustee
hereunder, certifying to: (a) the number or identity of
Trustees or Shareholders, (b) the name of the Trust, (c)
the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of
Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements
of this Declaration, (f) the form of any By-Laws adopted by
or the identity of any officers elected by the Trustees, or
(g) the existence of any fact or facts which in any manner
relate to the affairs of the Trust, shall be conclusive
evidence as to the matters so certified in favor of any
person dealing with the Trustees and their successors.
      8.6	Provisions in Conflict with Law or Regulation.
      (a)	The provisions of this Declaration are severable,
and if the Trustees shall determine, with the advice of
counsel, that any of such provisions is in conflict with
the 1940 Act, the regulated investment company provisions
of the Code or with other applicable laws and regulations,
the conflicting provision shall be deemed never to have constituted a part of this Declaration to the extent of such conflict; provided, however, that such determination
shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
      (b)	If any provision of this Declaration shall be
held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.


IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

By:



Thomas E. Bratter                        Mario J. Gabelli
Trustee                                  Trustee




Anthony J. Colavita                      Robert C. Kolodny
Trustee                                  Trustee




James P. Conn                            Anthonie C. van Ekris
Trustee                                  Trustee




Vincent D. Enright                       Salvatore J. Zizza
Trustee                                  Trustee